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EXHIBIT 10.03

Agreement

    This is an agreement between Ceridian Corporation ("Ceridian") and Lawrence Perlman ("Perlman") dated as of May 1, 2000.

1.
Ceridian hereby engages Perlman as a consultant during the period May 1, 2000 through December 31, 2000, and Perlman accepts such engagement.

2.
Perlman's contact at Ceridian for the provision of the consulting services provided under this Agreement is Ronald L. Turner, Chairman, President and Chief Executive Officer of Ceridian ("Turner").

3.
The nature of the consulting provided by Perlman under this Agreement shall be as mutually agreed between Perlman and Turner, and is expected to relate to creation of shareholder value for Ceridian shareholders.

4.
The services provided by Perlman under this Agreement will be provided as an independent contractor, and not as an agent or employee. Perlman shall be responsible for all applicable withholdings under federal, state, and local laws.

5.
This Agreement shall not change or modify any other agreement between Ceridian and Perlman.

6.
For his consulting services provided pursuant to this Agreement, Ceridian will pay Perlman the amount of $125,000 payable on June 1, 2000, and $125,000 payable on November 1, 2000.

7.
Ceridian will pay or reimburse, from time to time, as appropriate receipts are presented to it, expenses incurred by Perlman associated with the consulting services provided under this Agreement, up to an aggregate amount of $25,000.

8.
Since the services provided under this Agreement are being provided as an independent contractor, and not as an employee, Perlman understands and agrees that any payments received under this Agreement will in no way impact any benefits he is entitled to from Ceridian relating to his services to Ceridian as an employee.

/s/ Lawrence Perlman	/s/ Ronald L. Turner
Lawrence Perlman	Ceridian Corporation
May 20, 2000	by Ronald L. Turner, Chairman, President and Chief Executive Officer May 17, 2000

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